As filed with the Securities and Exchange Commission on August 8, 2006
                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            FIRSTFED FINANCIAL CORP.
                            ------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                   95-4087449
               --------                                   ----------
   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                   Identification Number)

        401 Wilshire Boulevard
       Santa Monica, California                           90401-1490
       ------------------------                           ----------
   (Address of Principal Executive                        (Zip Code)
               Offices)

                    2007 NONEMPLOYEE DIRECTORS RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

                     Ann E. Lederer, Senior Vice President,
                          General Counsel and Secretary
            401 Wilshire Boulevard, Santa Monica, California 90401-1490
                     (Name and Address of agent for service)

                                 (310) 319-6000
          (Telephone number, including area code, of agent for service)



================================================================================


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------



                                                                  Proposed
                                                                  Maximum            Proposed            Amount of
 Title of Securities                           Amount to be     Offering Price       Maximum            Registration
 to be Registered                             Registered (1)     Per Share (2)     Offering Price (2)        Fee
-----------------------------------------------------------------------------------------------------------------------
 FirstFed Financial Corp. Common Stock
   ($.01 Par Value)                           200,000 shares        57.08             $11,416,000          $1,221.51

-----------------------------------------------------------------------------------------------------------------------

 (1) Represents an estimate of the maximum number of shares of Common Stock that may be purchased under the FirstFed Financial Corp. 2007 Nonemployee Directors Restricted Stock Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover an additional indeterminate number of shares as may be required in the event of a stock dividend, stock split, recapitalization or similar transaction.

 (2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h)(1), on the basis of the average of the high and low reported sales price of the registrant's Common Stock on the New York Stock Exchange on August 3, 2006.

--------------------------------------------------------------------------------

PART I -- INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I will be sent or given to each recipient of an award under the FirstFed Financial Corp.'s (the "Company") 2007 Nonemployee Directors Restricted Stock Plan (the "Plan"), as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by the Company with the Commission (File No. 1-9566) are incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Commission on March 15, 2006 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed with the Commission on May 10, 2006 and for the quarter ended June 30, 2006, as filed with the Commission on August 7, 2006.

      3. The description of the Company's Common Stock included in the Company's Registration Statement on Form 8-A dated May 28, 1987, as filed with the Commission pursuant to Section 12 of the Exchange Act.

      4. The description of the Plan as well as a copy thereof included in, and as an appendix to, the Proxy Statement on Schedule 14A dated March 17, 2006, as amended on March 17, 2006.

      5. The Company's Current Reports on Form 8-K, as filed with the Commission on January 25, 2006, February 27, 2006, February 28, 2006, March 21, 2006,
      April 26, 2006,  April 27, 2006, May 9, 2006, May 26, 2006,  June 5, 2006,
      June 22, 2006, June 27, 2006 and July 27, 2006.

      All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the shares of the Company's Common Stock offered hereby have been sold or which deregisters all the shares of the Company's Common Stock then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents; (such documents and the documents enumerated above being hereinafter referred to as "Incorporated Documents"); provided however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for this purpose to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 4. Description of Securities.

      The Company's Common Stock to be offered is registered under Section 12(b) of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

      The validity of the securities offered under the Registration Statement is being passed upon for the Company by Ann E. Lederer, Esq., Senior Vice
 President, General Counsel and Secretary to the Company. Ms. Lederer owns shares of the Company's Common Stock and has received under the Company's employee incentive plans options that can be exercised for additional shares of the Company's Common Stock.

Item 6. Indemnification of Directors and Officers.

      Section 102(b)(7) of the Delaware General Corporate Law ("DGCL") permits a Delaware corporation in its certificate of incorporation to limit or eliminate, subject to certain statutory limitations, the personal liability of their directors in certain circumstances. Article Eleven of the Company's Restated Certificate of Incorporation (the "Certificate") contains a provision eliminating or limiting director liability to the Company and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's fiduciary duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) under Section 174 of the DGCL making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

      Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with its provisions. Article Twelve of the Company's Certificate provides for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of the Company who, by reason of the fact that he or she is a director, officer, employee, or agent of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

      The Company has purchased insurance containing customary terms and conditions as permitted by Delaware law on behalf of its directors and officers.


Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

      Reference is made to the Exhibit Index.

Item 9. Undertakings.

      (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 22nd day of June, 2006.

                                  FIRSTFED FINANCIAL CORP.

                                  By:  /s/ Babette E. Heimbuch
                                           -------------------
                                           Babette E. Heimbuch
                                           Chairman of the Board and
                                           Chief Executive Officer
                                              (Principal Executive Officer)


                                POWER OF ATTORNEY

      Each of the undersigned hereby constitutes and appoints Babette E. Heimbuch, Douglas J. Goddard and Ann E. Lederer, and each of them, with full power of substitution and resubstitution, as attorneys for him or her and in his or her name, place and stead, and in any and all capacities, to execute and file any amendments, supplements or statements with respect to this Registration Statement, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he or she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney, or any of them, or their or his substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed below by the following persons in the capacities and on June 22, 2006.

SIGNATURE                                     TITLE


/s/ Babette E. Heimbuch
    -------------------                       Chairman of the Board and
    Babette E. Heimbuch                       Chief Executive Officer (Principal Executive Officer)

/s/ James P. Giraldin
    -----------------
    James P. Giraldin                         Director, President and Chief Operating Officer

/s/ Douglas J. Goddard
    ------------------                        Executive Vice President and Chief Financial Officer
    Douglas J. Goddard                        (Principal Financial Officer)

/s/ Brenda J. Battey
    ----------------                          Senior Vice President and Controller
    Brenda J. Battey                          (Principal Accounting Officer)

/s/ Brian E. Argrett
    ----------------
    Brian E. Argrett                          Director

/s/ Jesse Casso, Jr.
    ----------------
    Jesse Casso, Jr.                          Director

/s/ Christopher M. Harding
    ----------------------
    Christopher M. Harding                    Director

/s/ William G. Ouchi
    ----------------
    William G. Ouchi                          Director

/s/ William P. Rutledge
    -------------------
    William P. Rutledge                       Director

/s/ Steven L. Soboroff
    ------------------
    Steven L. Soboroff                        Director

/s/ John R. Woodhull
    ----------------
    John R. Woodhull                          Director


                                  EXHIBIT INDEX

 Exhibit
  Number                                Description
--------- ---------------------------------------------------------------------
   5 Opinion and consent of Ann E. Lederer, Senior Vice President, General Counsel and Secretary, FirstFed Financial Corp., as to the validity of the securities being issued.

 23(a)    The Consent of Grant Thornton LLP.

 23(a)    The Consent of KPMG LLP.
 23(b) The Consent of Ann E. Lederer, Senior Vice President, General Counsel and Secretary, FirstFed Financial Corp., is included in Exhibit 5.

   24 Power of Attorney (included in the signature page of this Registration Statement).

                                                                       Exhibit 5

 June 22, 2006

 FirstFed Financial Corp.
 401 Wilshire Blvd., 4th Floor
 Santa Monica, California 90401

 Ladies and Gentlemen:

      I refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by FirstFed Financial Corp., a Delaware corporation ("FirstFed"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 200,000 shares of Common Stock, $.01 par value per share ("FirstFed Common Stock"), of FirstFed authorized to be issued from time to time by FirstFed under the 2007 Nonemployee Directors Restricted Stock Plan (the "Plan"). This opinion relates to the shares of FirstFed Common Stock covered by the Registration Statement (the "Subject Shares").

      I am Senior Vice President, General Counsel and Secretary to FirstFed and as such have acted as counsel to FirstFed in connection with preparation of the Registration Statement and the Plan. As such counsel, it is my opinion that those Subject Shares when issued under the Plan, will be validly issued, fully paid and nonassessable. In arriving at the foregoing opinion, I have (i) examined and relied upon, and am familiar with, originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of officers of FirstFed and of public officials, and other instruments, (ii) made such inquiries as to questions of fact of officers and representatives of FirstFed and the proceedings relating to and actions taken by FirstFed in connection with the adoption of the Plan, and (iii) made such examination of law as I have deemed necessary or appropriate for the purposes of the opinion set forth above.

      I consent to the use of this opinion as an exhibit to this Registration Statement.

                                              Very truly yours,

                                              /s/ Ann E. Lederer
                                                  ---------------
                                                  Ann E. Lederer
                                                  Senior Vice President,
                                                  General Counsel and
                                                  Secretary
                                                  FirstFed Financial Corp

                                                                   Exhibit 23(a)


             Consent of Independent Registered Public Accounting Firm

 The Board of Directors
 FirstFed Financial Corp.:


 We have issued our reports dated March 3, 2006, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of FirstFed Financial Corporation and Subsidiary on Form 10-K for the years ended December 31, 2005 and 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statement of FirstFed Financial Corporation on Form S-8 (File No. 1-9566, effective April 26, 2006)



 /s/ GRANT THORNTON LLP

 Woodland Hills, California
 August 8, 2006

                                                                   Exhibit 23(a)


             Consent of Independent Registered Public Accounting Firm

 The Board of Directors
 FirstFed Financial Corp.:

 We consent to the use of our report dated January 28, 2004, with respect to the consolidated statements of income, changes in stockholders' equity and cash flows of FirstFed Financial Corp. and subsidiaries for the year ended December 31, 2003, incorporated herein by reference.

 /s/ KPMG LLP

 Los Angeles, California
 August 8, 2006